DATA

PART A — This part lists your personal data.

Owner:	[JOHN DOE]	Age: [60]	Sex: [Male]
[Available only under NQ Contracts]
[Joint Owner:]	[JANE DOE]	Age: [55]	Sex: [Female]

Annuitant:	[JOHN DOE]	Age: [60]	Sex: [Male]

[Applicable for NQ Contracts]
[Joint Annuitant:]	[JANE DOE]	Age: [55]	Sex: [Female]

[Applicable to Inherited IRA/Roth IRA Contracts]

Owner:	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. [Roth] IRA]
If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

[If the Owner is the sole spousal beneficiary under the deceased owner’s [Roth] IRA then the following designation will appear after the Owner’s name:]
[“Special Surviving Spouse”]

Deceased Owner of Original [Roth] IRA: [John Doe, Sr.]
Date of Death of Original [Roth] IRA Owner: [xx/xx/xx]

[Applicable to Non-Spousal Beneficiary Continuation Option Tax-Qualified Retirement Plan Funds Direct Rollover to Traditional IRA Contracts]

Owner:	[JOHN DOE JR. as beneficiary of JOHN DOE SR’s. Applicable Plan]
If the Owner is a trust, then the Annuitant must be the oldest beneficiary of the trust.

Deceased Participant of Original Applicable Plan: [John Doe, Sr.]
Date of Death of Deceased Participant of Original Applicable Plan: [xx/xx/xx]

[Applicable to Qualified Plan Contracts]

[Employer;] [ABC Company]
[Plan:] [ABC Company Plan]

Beneficiary: [JANE DOE]

Contract Number: [00000]

Endorsements Attached:

[Endorsement Applicable to the Termination of an Optional Guaranteed Minimum Income Benefit and/or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)]

[Market Segment Endorsements]

[Endorsement Applicable to Non-Qualified Contracts

Endorsement Applicable to Defined Contribution Qualified Plan Contracts

Endorsement Applicable to Defined Benefit Qualified Plan Contracts

Endorsement Applicable to Traditional IRA Contracts

Endorsement Applicable to Roth IRA Contracts

Inherited Traditional IRA Beneficiary Continuation Option (“BCO”) Endorsement

Inherited Roth IRA Beneficiary Continuation Option (“BCO”) Endorsement

Charitable Remainder Trust Endorsement]

ICC12RC12DPB	Data Page 1

[Investment Options Endorsements]

[Endorsement Applicable to Special Dollar Cost Averaging

Endorsement Applicable to the Asset Transfer Program (ATP)]

[Optional Riders Attached:

Guaranteed Minimum Income Benefit Rider

Guaranteed Minimum Death Benefit Rider – Greater of Death Benefit

Guaranteed Minimum Death Benefit Rider –Highest Anniversary Value

Guaranteed Minimum Death Benefit Rider – Return of Principal]

Issue Date:	[January 1, 2011]
Contract Date:	[January 1, 2011]
[Maturity Date :	[January 1, 2046]

The Maturity Date may not be prior to [thirteen months from the Contract Date] nor later than the Contract Date Anniversary which follows the Annuitant’s [95th] birthday. (see Section 7.02) The Maturity Date is based on the Annuitant’s date of birth and will not change under the Contract except as described in Section 7.02. If there is a successor Annuitant named under the Contract, the Maturity Date will not change and will continue to be based on the original Annuitant’s date of birth.

[Applicable to IRA Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date.]

[Applicable to NQ Contract Owners only]

[If you die and your spouse elects to continue this Contract (“Spousal Continuation”), if you were also the sole Annuitant under the Contract, your spouse then becomes the Annuitant under the Contract and his/her date of birth will determine the Maturity Date. However, if your age did not originally determine the Maturity Date under the Contract, your spouse may elect to become the Annuitant, superseding any named Annuitant and your spouse’s date of birth will determine the Maturity Date.]

[For NQ Contracts with Joint Annuitants] [For Contracts with Joint Annuitants, the age of the older Annuitant determines the Maturity Date.]

You may request in writing to us an Annuity Commencement Date earlier than the Maturity Date shown above. Such request must be received by the Processing Office at least [60] days prior to the Annuity Commencement Date you request.

[Applicable to Inherited Traditional IRA/Roth IRA including Non-Spousal Applicable Plan Beneficiary Owned (also referred to as “Non-Spousal QP to Inherited IRA BCO”) Contracts]

[BCO Distribution Commencement Date: [xx/xx/xx]]

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[If GMIB is elected the following will appear]

[Initial [Annual] Rollup Rate:

Your initial [Annual] Rollup Rate is [5.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [1] Contract Year[s]. After completion of [1] Contract Year[s], your Rollup Rate will be determined by the formula below.]

Your Initial Deferral Bonus Rollup Rate is [6.00%]. [This rate is greater than the rate derived from the formula shown below.] [This rate will apply for [1] Contract Year[s]. After completion of [1] Contract Year[s], your Deferral Bonus Rollup Rate will be determined by the formula below.]

Ten Year Treasuries Formula Rate for the [second] and later Contract Years –

The minimum [Annual] Rollup Rate for [each] [Contract Year] following [the] [first Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [1.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum [Annual] Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

[After your [first Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[4] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%]].

Deferral Bonus Ten Year Treasuries Formula Rate –

The minimum Deferral Bonus Rollup Rate for [each] [Contract Year] following [the] [first Contract Date Anniversary] will be equal to the average of the rates for [ten-year] U.S. Treasury notes on each day for which such rates are reported during the [20] calendar days ending on the [15th] day of the month immediately preceding the calendar [quarter] in which the [Contract Date Anniversary] falls, [plus [2.00%] rounded to the [nearest/lowest] [0.10%] increment]. The minimum Deferral Bonus Rollup Rate will never be less than [4%] or more than [8%]. U.S. Treasury rates will be determined from the Federal Reserve Selected Interest Rates – H-15 (Constant Maturity Series) or such comparable rates as may be published by the United States Treasury Department or generally available reporting services if the Constant Maturity Series is discontinued. We reserve the right to set a higher rate than that derived by this formula.]

[After your [first Contract Date Anniversary], the minimum rate will be no less than [4%] for the next [[4] Contract Years]. After the [[6th] Contract Year] and for the next [[5] Contract Years], the minimum rate will be no less than [2%], and thereafter the minimum rate will be no less than [1.5%]].

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PART B — This part describes certain provisions of your Contract.

Special Dollar Cost Averaging Rate	[4.00%] through [December 31, 2012]

Guaranteed Interest Option:
Initial Guaranteed Interest Rate	[2.75% through January 31, 2012;
Annual Guaranteed Interest Rate	1.5% through December 31, 2012]
Lifetime Minimum Guaranteed Interest Rate	[1.5%]

Initial Contribution Received:	[$100,000.00]

Account for Special Dollar Cost Averaging	[$0.00]

Investment Options (See Sections 2.01 and 2.02 of the Contract)

Investment Options available. Your initial allocation is shown. [You may not allocate amounts to more than [90] Investment Options at any time.]

Investment Account (“IA”) Investment Options	Amount Allocated

[All Asset Allocation

AllianceBernstein VPS Balanced Wealth Strategy Portfolio

AXA Aggressive Allocation

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Conservative Growth Strategy

AXA Conservative Strategy

AXA Growth Strategy

AXA Moderate Allocation

AXA Moderate Growth Strategy

AXA Moderate-Plus Allocation

BlackRock Global Allocation V.I. Fund

EQ/AllianceBernstein Dynamic Wealth Strategies

EQ/Franklin Core Balanced

EQ/Franklin Templeton Allocation

First Trust A

Franklin Income Securities Fund

Franklin Templeton VIP Founding Funds Allocation Fund

Ivy Funds VIP Asset Strategy

7Twelve

BlackRock Large Cap Growth V.I. Fund

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Capital Guardian Research

EQ/Davis New York Venture

EQ/JPMorgan Value Opportunities

EQ/Montag & Caldwell Growth

EQ/Mutual Large Cap Equity

[$100,000.00]

ICC12RC12DPB	Data Page 4

EQ/T. Rowe Price Growth Stock

EQ/Van Kampen Comstock

EQ/Wells Fargo Omega Growth

Fidelity® VIP Contrafund® Portfolio

Ivy Funds VIP Dividend Opportunities

Lord Abbett Classic Stock

MFS® Investors Growth Stock Series

MFS® Investors Trust Series

Multimanager Aggressive Equity

Multimanager Large Cap Value

Mutual Shares Securities Fund

American Century VP Mid Cap Value Fund

EQ/AllianceBernstein Small Cap Growth

EQ/AXA Franklin Small Cap Value Core

EQ/GAMCO Small Company Value

EQ/Morgan Stanley Mid Cap Growth

Fidelity® VIP Mid Cap Portfolio

Goldman Sachs VIT Mid Cap Value Fund

Invesco V.I. Mid Cap Core Equity Fund

Invesco V.I. Small Cap Equity Fund

Ivy Funds VIP Mid Cap Growth

Ivy Funds VIP Small Cap Growth

Lord Abbett Growth Opportunities

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Small Cap Value

EQ/Global Multi-Sector Equity

EQ/International Value PLUS

EQ/International Core PLUS

EQ/Large Cap Growth PLUS

EQ/Large Cap Value PLUS

EQ/Mid Cap Value PLUS

AllianceBernstein VPS International Growth Portfolio

EQ/MFS International Growth

EQ/Oppenheimer Global

EQ/Templeton Global Equity

Invesco V.I. International Growth Fund

Lazard Retirement Emerging Markets Equity Portfolio

MFS® International Value Portfolio

Multimanager International Equity

Templeton Developing Markets Securities Fund

Templeton Foreign Securities Fund

Templeton Growth Securities Fund

EQ/GAMCO Mergers and Acquisitions

Invesco V.I. Dividend Growth

Invesco V.I. Global Real Estate Fund

Ivy Funds VIP Energy

Ivy Funds VIP Global Natural Resources

Ivy Funds VIP Science & Technology

MFS® Technology Portfolio

MFS® Utilities Series

ICC12RC12DPB	Data Page 5

PIMCO VIT CommodityRealReturn® Strategy Portfolio

ProFund VP Biotechnology

T. Rowe Price Health Sciences Portfolio - II

Van Eck VIP Global Hard Assets Fund

EQ/Common Stock Index

EQ/Equity 500 Index

EQ/International Equity Index

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Mid Cap Index

EQ/Small Company Index

EQ/Core Bond Index

EQ/Global Bond PLUS

EQ/Intermediate Government Bond Index

EQ/Money Market

EQ/PIMCO Ultra Short Bond

Fidelity® VIP Strategic Income Portfolio

Franklin Strategic Income Securities Fund

Invesco V.I. High Yield Fund

Ivy Funds VIP High Income

Lord Abbett Bond Debenture

PIMCO VIT Emerging Markets Bond Portfolio

PIMCO VIT Real Return Strategy Portfolio

PIMCO VIT Total Return Portfolio

Templeton Global Bond Securities Fund]

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

Guaranteed Interest Option (“GIO”)	[$50,000]

[No more than [25%] of the total Annuity Account Value of the IA Investment Options [and the Protected Benefit Account (“PBA”) Investment Options] may be allocated to the GIO.]

Total (Amount Allocated to Investment Account Investment Options): [$150,000.00]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

PBA Investment Options:

Amount Allocated
[GB AXA Aggressive Strategy
GB AXA Balanced Strategy
GB AXA Conservative Growth Strategy	[$100,000.00]
GB AXA Conservative Strategy
GB AXA Growth Strategy
GB AXA Moderate Growth Strategy
GB EQ/AllianceBernstein Dynamic Wealth Strategies]

ICC12RC12DPB	Data Page 6

An asterisk (either *, ** or ***), identifies Variable Investment Options to which certain charges under Part C apply.

[You may not contribute to or transfer amounts into the AXA Ultra Conservative Strategy Investment Option. This is the Asset Transfer Program Investment Option described in the Endorsement Applicable to the Asset Transfer Program.]

Total (Amount Allocated to PBA Investment Options):

[$100,000.00]

Total Amount Allocated to Account for Special Dollar Cost Averaging, IA Investment Options and
PBA Investment Options:	[$250,000.00]

The Variable Investment Options shown above are Variable Investment Options of our Separate Account No. [70].

ICC12RC12DPB	Data Page 7

Contributions and Allocations (See Sections 3.01 and 3.02 of the Contract):

Initial Contribution minimum: [$5,000] Subsequent Contribution minimum: [$500] [Subsequent Contributions to the IA Investment Options can be made until the older of the original Annuitant and Owner attain age [86] or if later, the first Contract Date Anniversary.] [For Inherited Traditional IRA and Inherited Roth IRA Contracts only, the following sentence will replace the preceding sentence.] [Subsequent Contributions to the IA [and PBA] Investment Options can be made until the older of the original Annuitant and Owner attain age [70] , or if earlier, first Contract Date Anniversary.]

[If GMIB or an optional GMDB is elected the following will appear] [For issue ages 0 to 75, the following text will appear] [Subsequent Contributions to the PBA Investment Options can be made until the older of the original Annuitant and Owner attain age [75] or if later, the [first] Contract Date Anniversary.] [For NQ and Traditional and Roth IRA Contracts, the following additional text will appear] If your Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [NQ] Endorsement a Contribution can be to the PBA Investment Options made until the surviving spouse attains age [75] or if later, the [first] Contract Date Anniversary.]

[For issue ages 76 to 80, the following sentence will replace the preceding sentence] [Subsequent Contributions to the PBA Investment Options are not permitted after the [first] Contract Year.] [For NQ and Traditional and Roth IRA Contracts, the following additional text will appear] [If your Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [NQ Endorsement] a Contribution to the PBA Investment Options can be made until the surviving spouse attains age [75] or if later, the [first] Contract Date Anniversary.]

[If GMIB or an optional GMDB is elected the following will appear]

[Subsequent Contributions to the PBA Investment Options are not permitted after the date the first Withdrawal is taken from the PBAV.]

[If GMIB is elected the following will appear]

[No additional Contributions or transfers may be made to the PBA Investment Options on or after the No Lapse Guarantee Transaction Date (see Part II. E of the GMIB Rider).] [If GMIB or an optional GMDB is elected the following will appear] [Transfers and Contributions to the PBA Investment Options may not exceed a total of [$1,500,000]. No Contributions may be made to any supplementary contract.

We may discontinue Contributions and/or transfers to the PBA upon advance written notice to you. The advance notice period is shown immediately below. Any change in limitations or discontinuation of Contributions will be implemented to manage the financial risk to the Company in the event market and/or economic conditions decline. If we discontinue Contributions and transfers to the PBA, any subsequent Contribution or automated transfer will be allocated to the IA Investment Options corresponding to the PBA Investment Options that were specified in your allocation instructions. If we are not offering such IA Investment Option as of the discontinuance date, we may substitute an IA Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. [If a specific PBA Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such PBA Investment Option to the [AXA Balanced Strategy] Investment Option.]]

The advanced notice period for discontinuance or limitation of Contributions and/or transfers is [45] days.]

[For all issue ages, the following text will appear]

[We may refuse to accept any Contribution if the sum of all Contributions under all [“Retirement Cornerstone”] Contracts with the same Annuitant or Owner would then total more than [$1,500,000]. [If we accept any such Contribution under this Contract, your Investment Options may be limited to the Investment Account Investment Options.] [For issue ages 81-85, the following sentence will replace the first sentence of this paragraph if the Company limits Contributions at higher issue ages] [We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than $500,000.]

ICC12RC12DPB	Data Page 8

[If we apply the 150% rule, the following will appear. Not applicable at launch. ] [We reserve the right to limit aggregate Contributions and transfers to the PBA after the Contract Year containing your PBA Funding Date to [150%] of the total amount of the Contributions and transfers to the PBA in the same Contract Year as your PBA Funding Date.]

[For all Contracts] We may also refuse to accept any Contribution if the sum of all Contributions under all AXA Equitable annuity accumulation Contracts of which you are Owner or under which you are the Annuitant would total [$2,500,000.]

Transfer Rules (see Section 4.02 of the Contract):

Transfer requests must be in writing and delivered by U.S. mail to our Processing Office unless we accept an alternative form of communication (such as internet, fax or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you used such services for market timing or other trading strategies that may disrupt operation of a Variable Investment Option or have a detrimental effect on the unit value of any Variable Investment Option.

We reserve the right to:

a)	[limit transfers among or to the Variable Investment Options to no more than once every 30 days,

b)	require a minimum time period between each transfer into or out of one or more specified Variable Investment Options,

c)	establish a maximum dollar amount that may be transferred by an owner on any transaction date among Variable Investment Options,

d)	reject transfer requests from a person acting on behalf of multiple contract owners unless pursuant to a trading authorization agreement that we have accepted,

e)	restrict or prohibit transfers in connection with execution of Investment Fund instructions to restrict or prohibit purchases or redemptions of fund shares or to collect a redemption fee on transfers involving fund shares,

f)	impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of a Variable Investment Option or may have a detrimental effect on the unit value of any Variable Investment Option or determine that you have engaged in any such strategy.]

The maximum amount that may be transferred from the Guaranteed Interest Option to any other Investment Option in any Contract Year is the greatest of:

(a)	[25%] of the amount you have in the Guaranteed Interest Option on the last day of the prior Contract Year; or,

(b)	the total of all amounts transferred at your request from the Guaranteed Interest Option to any of the other Investment Options in the prior Contract Year; or

(c)	[25%] of the total of all amounts transferred or allocated into the Guaranteed Interest Option during that Contract Year.

Transfers into the Guaranteed Interest Option are not permitted if the requested transfer would result in more than [25%] of the Annuity Account Value being allocated to the Guaranteed Interest Option, based on the Annuity Account Value of the previous business day. We may suspend these transfer restrictions upon notice to you. We will advise you of any such liberalization. We will also advise you at least [45 days] in advance of the day we intend to reimpose any such restrictions, unless we have previously specified that date when we notified you of the liberalization.

ICC12RC12DPB	Data Page 9

[If GMIB or an optional GMDB is elected the following will appear]

[For issue ages 0 to 75, the following text will appear]

[Transfers of amounts from your IA Investment Options to the PBA Investment Options are permitted until the older of the original Annuitant and the Owner attain age [75] or if later, the first Contract Date Anniversary. Transfers of amounts from your IA Investment Options to the PBA Investment Options are not permitted after the date a Contribution is made to the IA Investment Options subsequent to the date the first Withdrawal is taken from the PBA. The preceding sentence does not apply to subsequent Contributions received in the first 90 days after the Contract Date. ] [For NQ and Traditional and Roth IRA Contracts, the following additional text will appear] [If your Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [NQ] Endorsement a transfer to the PBA Investment Optionscan be made until the surviving spouse attains age [75] or if later, the [first] Contract Date Anniversary.]

[For issue ages 76 to 80, the following sentence will replace the preceding text] [Subsequent Transfers to the PBA Investment Options are not permitted after the [first] Contract Year.] [For NQ and Traditional and Roth IRA Contracts, the following additional text will appear] [If your Contract is continued under the Spousal Continuation provision described in your [Traditional IRA] [Roth IRA] [NQ] Endorsement a transfer to the PBA Investment Options can be made until the surviving spouse attains age [75] or if later, the [first] Contract Date Anniversary.]

[If GMIB or an optional GMDB is elected the following will appear]

[Transfers to the PBA Investment Options are no longer permitted if a Contribution is made to the Investment Account after the date the first Withdrawal is taken from the PBA.]

[Transfers and Contributions to the PBA may not exceed a total of $[1,500,000]].

[If we apply the 150% rule, the following will appear. Not applicable at launch. ] [We reserve the right to limit aggregate Contributions and transfers to the PBA after the PBA Funding Date to [150%] of the total amount of the Contributions and transfers to the PBA in the same Contract Year as your PBA Funding Date.]

[The following will appear if GMIB or an optional GMDB has been elected.] [Contributions to the Account for Special Dollar Cost Averaging scheduled to be transferred into the Contract Year containing your PBA Investment Options over the duration of the program will increase your [GMIB Benefit Base] [or any] [GMDB Benefit Base] as of the effective date you contribute to a Special Dollar Cost Averaging Program.]

Transfers of amounts from the PBA Investment Options to the IA Investment Options are not permitted, except as described in the Termination Provision of the GMIB and/or GMDB Riders (Section VI), that you have elected.

We may discontinue accepting transfer requests to the PBA Investment Options at any time with advance written notice to you.

If we discontinue transfers to the PBA Investment Options, any subsequent automated transfer will be allocated to the IA Investment Options corresponding to the PBA Investment Options in your allocation instructions. If we are not offering such IA Investment Option as of the discontinuance date, we may substitute an IA Investment Option that has a different name or investment manager provided it has a substantially similar investment policy. ] [If a specific PBA Investment Option is closed, we may allocate any subsequent Contributions and transfer amounts to such PBA Investment Option to the [AXA Balanced Strategy] Investment Option.]

[The following text will apply when GMIB is elected with this Contract.] [In addition to the above, any transfer rules described in the Endorsement Applicable to the Asset Transfer Program (ATP) issued with this Contract will apply.]

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Withdrawals (see Section 5.01 of the Contract): Lump Sum Withdrawals: The Lump Sum Withdrawal minimum amount is [$300]. [Applicable to QP-DB and QP-DC market segments only:] [Amounts withdrawn to pay Third Party Administrator (TPA) fees are not subject to this minimum withdrawal amount.]

Lump sum Withdrawals will be taken in accordance with your election of (a), (b), (c) or (d) as set forth below:

a) Withdrawals will be taken on a pro-rata basis from the PBA Investment Options [and ATP Investment Option] only,

b) Withdrawals will be taken on a pro-rata basis from designated IA Investment Options,

c) Withdrawals will be taken in specified amounts, from both the PBA Investment Options (on a pro-rata basis from such Options) and any designated IA Investment Options, or

d) Withdrawals will be taken in accordance with the following order i) from the IA Investment Options on a pro-rata basis, then ii) from the Special Dollar Cost Averaging Account, then iii) from the PBA Investment Options [and ATP Investment Option] on a pro-rata basis.

Required Minimum Distributions and Withdrawal requests with no instructions will be taken in accordance with item d) above. We must receive your election before processing your Withdrawal request.

[The following language is applicable to Traditional IRA and QP-DC and QP-DB Contracts]

Automatic Required Minimum Distribution Withdrawals: The Automatic Required Minimum Distribution Withdrawal minimum initial amount is [$250]. See Endorsement Applicable to [Traditional IRA Contracts].

Contract Termination (see Section 5.02 of the Contract):

Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract). A request for more than 90% of the Cash Value will be considered a request to withdraw 100% of the Cash Value.

If a withdrawal is made that would result in a Cash Value less than [$500], we will so advise you and have the right to pay you such Value. In that case, this Contract will be terminated.

This Contract (including any attached Endorsements and Riders) will terminate if there is no Annuity Account Value.

[The following text will appear if the Contract Owner elects GMIB]

[The preceding three paragraphs do not apply while you have PBAV under your GMIB Rider and the GMIB No Lapse Guarantee is in effect.]

[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

ICC12RC12DPB	Data Page 11

[Annuity Benefit Forms - (Normal Form of Annuity Benefit) (see Section 7.04 of the Contract):

[Life Annuity 10 Year Period Certain] [For annuity commencement date ages 80 and greater the “period certain” is as follows]

Annuitization Age	Length of Period Certain
[Up to age 80	10
81	9
82	8
83	7
84	6
85	5
86	4
87	3
88	2
89	1
90 through 95	0]

[The following text will not appear for Inherited Traditional/Roth IRA BCO and Non-Spousal Applicable Plan Beneficiary Owned Contracts]

[Amount of Annuity Benefit (see Section 7.05 of the Contract):

The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any annuity certain (an annuity form which does not guarantee payments for a person’s lifetime) except that, if the period certain is more than five years, the amount applied will be no less than 95% of the Annuity Account Value.]

Conditions for Payment - (Interest Rate to be Applied in Adjusting for Misstatement of Age or Sex) (see Section 7.06 of the Contract):

[6%] per year

Conditions for Payment - (Minimum Amount to be Applied to an Annuity) (see Section 7.06 of the Contract):

[$2,000, as well as minimum of $20 for initial monthly annuity payment.]

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PART C – This part describes certain charges in your Contract.

Withdrawal Charges (see Section 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

Contract Year	Percentage of Contributions
1	7.00%
2	7.00%
3	6.00%
4	6.00%
5	5.00%
6	3.00%
7	1.00%
8 and later	0.00%

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with “Contract Year 1” with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is “Contract Year 1.”

[If you have not elected an optional benefit Rider, the following will appear]

[Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.]

[If GMIB or an optional GMDB benefit Rider is elected, the following will appear]

[Withdrawal Charges will be deducted from the PBA and the Investment Account in proportion to the amount subject to Withdrawal Charges after recognizing the respective Free Withdrawal Amounts described below. Withdrawal Charges are deducted from the PBA Investment Options [and ATP Investment Option] and IA Investment Options from which each withdrawal is made in proportion to the amount subject to Withdrawal Charge being withdrawn from each Investment Option.]

Your years of participation under the Prior Contract or years since Contributions were made under the Prior Contract, if applicable, may be included for purposes of determining the Withdrawal Charge.

[If GMIB or an optional GMDB benefit is elected] [When the amount of a withdrawal is applied in any optional benefit rider under the Contract, the amount will include any applicable Withdrawal Charge.]

Free Withdrawal Amount (see Section 8.01):

[The following text will appear for Owners age 81 and older]

[[10%] of the Annuity Account Value in the IA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the IA Investment Options during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge. Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

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[If an optional GMDB benefit without a GMIB is elected, the following will appear]

[The Free Withdrawal Amount is computed separately with respect to the IAV and the PBAV as those terms are defined in your Guaranteed Minimum Death Benefit (GMDB) Rider.

[10%] of the Annuity Account Value in the IA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the IA Investment Options during the Contract Year, and [10%] of the Annuity Account Value in the PBA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the PBA Investment Options during the Contract Year.

In the Contract Year of your PBA Funding Date, if such date is later than the Contract Date, there is no Free Withdrawal Amount for the PBA in such Contract Year. If the first amount allocated to a PBA Investment Option is a transfer, there will be no Free Withdrawal Amount for the PBA in the Contract Year of the transfer and the Free Withdrawal Amount for the Investment Account will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the PBA will not be included in the Free Withdrawal Amount until the following Contract Year.

In the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

When a Withdrawal is taken from both the IA Investment Options and the PBA Investment Options, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

[If GMIB is elected, the following will appear]

[The Free Withdrawal Amount is computed separately with respect to the Investment Account and the PBA as those terms are defined in your Guaranteed Minimum Income Benefit (GMIB) Rider.

With respect to the Investment Account Value, the Free Withdrawal Amount is [10%] of the Annuity Account Value in the IA Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Investment IA Investment Options during the Contract Year.

With respect to the PBA, the Free Withdrawal Amount is the GMIB Benefit Base on the Contract Date Anniversary multiplied by the [Annual] Rollup Rate in effect on the first day of the Contract Year minus any amount previously withdrawn from the PBA during the Contract Year. In the Contract Year of your PBA Funding Date, if such date is later than the Contract Date, there is no Free Withdrawal Amount for the PBA in such Contract Year. If the first amount allocated to a PBA Investment Option is a transfer, there will be no Free Withdrawal Amount for the PBA in the Contract Year of the transfer and the Free Withdrawal Amount for the Investment Account will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the PBA will not be included in the Free Withdrawal Amount until the following Contract Year.

Subject to the preceding paragraphs, in the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

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If you voluntarily terminate the GMIB Rider and any elected GMDB is still in effect, your Free Withdrawal Amount beginning in the Contract Year following such termination is [10%] of the PBAV at the beginning of the Contract Year, minus any amount previously withdrawn from the PBA during the Contract Year.

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

When a Withdrawal is taken from both the IAV and the PBAV, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.]

Administrative and Other Charges Deducted from Annuity Account Value (see Section 8.02 of the Contract):

Annual Administrative Charge: During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the maximum charge is [$30] for each Contract Year. We will deduct a charge on each Processing Date before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] The Administrative Charge will be deducted for the portion of any Contract Year in which a Death Benefit is paid, the Annuity Account Value is applied to purchase an Annuity Benefit, or the Contract is surrendered.

[The following text will appear if the IA Investment Options are elected.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis. If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable.]

[If PBA Investment Options are elected, the following will replace the above sentence.]

[The above charge will be deducted from the IA Investment Options on a pro rata basis. If there is insufficient value or no value in the IA Investment Options, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the Account for Special Dollar Cost Averaging, if applicable. If there is insufficient value or no value in the Account for Special Dollar Cost Averaging, if applicable, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the PBA Investment Options [and the ATP Investment Option] on a pro-rata basis.]

Transfer Charges (see Section 8.03 of the Contract):

Currently, the number of free transfers is unlimited, subject to the terms of Sections 5.01 and 8.04. However, we reserve the right to limit the number of free transfers to [12 transfers per Contract Year].

[For each additional transfer in excess of the free transfers, we will charge the lesser of [$25] or [2% of each transaction amount] at the time each transfer is processed. The Charge is deducted from the Investment Options from which each transfer is made on a pro-rata basis. This charge may change, subject to a maximum of $35 for each transaction.]

Contract Fee (see Section 8.04 of the Contract):	Annual Rate of [1.30%] (equivalent to a daily rate of [.003585%])], plus any applicable VIO Facilitation Charge up to a annual rate equal to [0.45%] (equivalent to a daily rate of [.001236%]).

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The Contract Fee includes the following charges:

[Operations Fee:	Annual rate of 0.80%

Administration Fee:	Annual rate of 0.30%

Distribution Fee:	Annual rate of 0.20%

Variable Investment Option Facilitation Charge:	Annual rate up to [0.45]% ]

The Variable Investment Option (“VIO”) Facilitation Charge applies to certain VIOs as indicated in the VIOs listed in Part B of these Data Pages. Unless otherwise specified, for VIOs indicated with a single* the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).

a double** the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).

a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.

Third Party Transfer Charge (see Section 8.07of the Contract): We will deduct a charge from the amounts withdrawn, which is no greater than $125 per occurrence for a direct rollover or direct transfer of amounts withdrawn from this Contract and transferred to a third party, or to another company, or in connection with an exchange of this Contract for a contract issued by another company. The current charge is [$65].

[The following text will appear in the Data Pages if the Alternate Payment Method applies:]

[Check Preparation Charge (see Section 9.07 of the Contract): Alternate Payment Method We will pay all amounts due under this Contract by direct deposit to a bank account that accepts such deposits provided that you have given us authorization, and the information we need to initiate the deposit, in a form acceptable to us. If you have not provided such authorization and information, we will make the payment by check drawn on a bank located in the United States (subject to any check preparation charge specified herein) or by any other method to which you and we agree. All payments will be made in U.S. Dollars. Any Check Preparation Charge will not exceed $[85]. [Currently there is no charge for this service.]]

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PART D – This part describes waivers of certain charges in your Contract.

Withdrawal Charge Waivers

For purposes of Withdrawal Charge waiver items 1 through 6 reference to “Owner” means: (a) under Joint Owner Contracts, the older of the Owner and Joint Owner and (b) under Contracts owned by Non-Natural Owner(s), the Annuitant, or the older of the Annuitant and Joint Annuitant, if applicable.

For Waivers 3, 4 and 5 specified below there is a twelve month ineligibility period (the period during which you are ineligible to receive the waiver benefit) beginning on the Contract Date of this Contract and ending on the first Contract Date Anniversary. Once the ineligibility period has expired, the Owner (herein referred to as “the claimant”) may submit a claim for any such waiver. The claim must be submitted on our Withdrawal Charge waiver form within 10 Business Days of submitting the withdrawal request before any waiver benefit is provided. If the Withdrawal Charge waiver form is not submitted within 10 Business Days of the withdrawal request, it is considered that the claimant complied with the claim requirements if the claimant submits written proof covering the occurrence, the character of and the extent of the occurrence for which the claim is made. If the claim is denied by AXA Equitable, the withdrawal will not be processed until the claimant is notified of the denial and is provided with the opportunity to accept or reject the withdrawal proceeds, including any applicable withdrawal charge. The withdrawal shall not prejudice the waiver of any Withdrawal Charge while the Withdrawal Charge waiver benefit is applicable.

In accordance with Section 8.01 of the Contract, we reserve the right to reduce or waive the Withdrawal Charge. No Withdrawal Charge will apply in these events:

1.	the Owner dies and the Death Benefit is payable;

2.	the receipt by us of a properly completed form electing application of the Annuity Account Value to be used to purchase a life annuity, as described in Section 7.05; or

3.	the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi) and provide documentation satisfactory to us that the Owner is unable to perform three “activities of daily living” as defined in Items (i) through (vi). Such proof must include, but is not limited to, written certification from a U.S. licensed physician. “Physician” means a person, defined in Section 1861(r )(1) of the Social Security Act, who is licensed to practice the healing arts and is performing only those services within the scope of his or her license;

(i) “Bathing” means washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

(ii) “Continence” means the ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

(iii) “Dressing” means putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

(iv) “Eating” means feeding oneself by food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

(v) “Toileting” means getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

(vi) “Transferring” means moving into or out of a bed, chair or wheelchair.

4.	we receive proof satisfactory to us that the Owner ’s life expectancy is six months or less (such proof must include, but is not limited to, certification by a U.S. licensed physician); or

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5.	the Owner has been confined to a nursing home for more than a 90 day period (or such other period, if required in your state) as verified by a U.S. licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care services, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all the following:

•	its main function is to provide skilled, intermediate or custodial nursing care;

•	it provides continuous room and board to three or more persons;

•	it is supervised by a registered nurse or practical nurse;

•	it keeps daily medical records of each patient;

•	it controls and records all medications dispensed; and

•	its primary service is other than to provide housing for residents.

6.	for IRA and NQ Contracts, the Spousal Continuation option is elected and the surviving spouse withdraws Contributions made prior to the original Owner’s death. This option is not available with the Inherited Traditional IRA and Inherited Roth IRA Contracts.

[Item 7 below will apply only to Contract Owners in the market segments under which the Beneficiary Continuation Option is available (NQ, Traditional IRA and Roth IRA)]

7.	[a Death Benefit is payable and the Beneficiary Continuation Option is elected.]

[Item 8 applies to Traditional IRA Contracts]

8.	[a withdrawal is made under our Automatic Required Minimum Distribution Withdrawal Service or withdrawals made under our Substantially Equal Withdrawal Program. However, in each Contract Year, the amount of the Required Minimum Distribution or Substantially Equal Withdrawal is included in determining whether subsequent withdrawals during the Contract Year exceed the Free Withdrawal Amount.]

[Item 9 applies to Traditional IRA Contracts]

9.	[amounts under this Contract that are directly transferred to a [Retirement Cornerstone] Roth IRA Contract of the same class for purposes of a Roth IRA conversion.]

[Item 10 applies to Contracts with a GMIB Rider]

10.	[withdrawals from Contracts with a GMIB Rider, which do not exceed the Annual Withdrawal Amount in a Contract Year.]

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Part E – This part describes certain Terms and Conditions applicable to the Riders issued under your Contract.

[Terms and Conditions Applicable to your Guaranteed Minimum Income Benefit (GMIB) Rider. Please read the Rider for the complete provisions shown below.

Your GMIB Rider is effective as of the Contract Date.

1.	The GMIB Rider’s Income Benefit (Section I, third paragraph)

You may exercise GMIB within [30] days of a Contract Date Anniversary after you have met the waiting period requirements described in Sections II.D.8 and III, and begin to receive Lifetime GMIB Payments as described in Section III of this Rider. This GMIB has a No Lapse Guarantee which is described in Section II. E. of your GMIB Rider. Prior to GMIB Exercise, you may take withdrawals up to your Annual Withdrawal Amount as described in Section II. C of your GMIB Rider without reducing your beginning of Contract Year GMIB Benefit Base.

2.	Your Annual Withdrawal Amount (Section II. C.)

The “Annual Withdrawal Amount” (“AWA”) for each Contract Year is equal to (i) the GMIB Benefit Base at the beginning of the Contract Year multiplied by (ii) the Annual Rollup Rate in effect for the first day of the Contract Year. There is an AWA beginning in the Contract Year following the Contract Year in which your PBA Funding Date occurs. “GMIB Benefit Base” and “Annual Rollup Rate” are defined in your GMIB Rider.

3.	Adjustment of the GMIB Benefit Base for Withdrawals and Excess Withdrawals (Section II. D.7)

Beginning in the Contract Year following your PBA Funding Date, withdrawals up to the AWA do not reduce the GMIB Benefit Base. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GMIB Benefit Base on the Contract Date Anniversary by the dollar amount of the withdrawal, as described in your Rider.

[In any Contract Year, a required minimum distribution withdrawal (“RMD Withdrawal”) that is taken through our Automatic RMD Withdrawal Service from the PBA, in excess of the AWA, that is needed to meet a required minimum distribution reduces the GMIB Benefit Base by the dollar amount of the RMD Withdrawal in excess of the AWA.

RMDs will be withdrawn first from your IA Investment Options, then from the Special Dollar Cost Averaging Account and then pro-rata from the PBA Investment Options and the ATP Investment Option, if there are insufficient amounts in the IA Investment Options and Special Dollar Cost Averaging Account to satisfy the required minimum distribution.

If you do not elect our Automatic RMD Withdrawal Service and if your value in the IA Investment Option, Account for Special Dollar Cost Averaging and AWA is insufficient to satisfy the RMD amount, any additional withdrawal taken in the same Contract Year from your PBA will be treated as an Excess Withdrawal.]

“Excess Withdrawal” means the amount of any withdrawal or portion of any withdrawal taken from the PBA in a Contract Year that together with all other withdrawals from the PBA exceeds the AWA for that Contract Year. All withdrawals made from the PBA in the Contract Year in which your PBA Funding Date occurs are “Excess Withdrawals.” [An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described above.] An Excess

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Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s). “Future benefits” means AWA withdrawals and Lifetime GMIB Payments. You may contact your financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

Except as provided in the first [two] paragraph[s] of this Section, a withdrawal from the PBA reduces the GMIB Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your AWA by your PBAV immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your GMIB Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

4.	Annual Reset of the GMIB Benefit Base (Section II. D. 8.)

On the [first] Contract Date Anniversary that follows your PBA Funding Date and each Contract Date Anniversary thereafter until the Contract Date Anniversary following your [95th] birthday you may reset your GMIB Benefit Base to equal the PBAV on that Contract Date Anniversary, if the PBAV is greater than the GMIB Benefit Base. You have [30] days following each eligible Contract Date Anniversary to reset your GMIB Benefit Base. The Annual or Deferral Bonus (whichever applies) rollup continues on your reset GMIB Benefit Base.

When you reset your GMIB Benefit Base, the reset will result in a new waiting period to exercise the GMIB of up to the later of [10] years or the original exercise date. [If you reset your GMIB Benefit Base on or after age [86], notwithstanding anything to the contrary, you may elect a GMIB Exercise Option described in Part III of this GMIB Rider upon your Contract Date Anniversary following your [95th ] birthday, or if earlier, your Maturity Date.]

5.	GMIB Exercise (Section III)

On the Transaction Date on which you exercise GMIB, the annual lifetime income that will be provided under the fixed payout option selected will be the greater of (i) the GMIB, and (ii) the amount of income that would be provided by application of the PBAV as of the Transaction Date to our then current annuity purchase factors for the same payout option. The GMIB Benefit Base, as defined in your Rider, is applied to the guaranteed annuity purchase factors shown in Attachment A of the Rider to determine the GMIB.

Upon GMIB exercise, you may elect [either (i) or (ii):] [(i)] our Life Annuity payout option [or, (ii) our Life Annuity with a Period Certain payout option.] Other annuity payout options may be available at the time of exercise.

Conditions of GMIB Exercise

You may choose to begin Lifetime GMIB Payments by exercising GMIB after the required waiting period as described in your Rider. Your waiting period to exercise GMIB is extended as described in Section II.D.8. of the Rider.

After a waiting period, which begins on the Contract Date Anniversary on or immediately preceding your PBA Funding Date, you may exercise GMIB within [30] days following the applicable Contract Date Anniversary as described in your Rider, based on your age as of the beginning of the waiting period.

6.	The Cost of this Rider (Section V)

The current charge for your GMIB Rider is [1.00%] of the GMIB Benefit Base on your Contract Date Anniversary. The maximum charge for this Rider is [2.00%] of the GMIB Benefit Base on your Contract

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Date Anniversary. Any change in the charge will be within the range of the current and maximum charge for this Rider. We may change the charge for this benefit at any time after completion of [two] Contract Years. [Any change in the charge will not exceed [0.10]% of the GMIB Benefit Base on your Contract Date Anniversary, per Contract Year.] We will provide you a minimum of [30] days advance notice of any change to the Rider charge. If we change the charge for this Rider, you may elect to terminate the Rider by submitting a written request to our Processing Office no later than [30] days after the Rider charge change is announced. This is referred to as the [30] Day Rider Drop Period. The changed charge will apply beginning on the Contract Date Anniversary immediately following the effective date of the change. If the advance notice date of the changed charge is within [30] days of your Contract Date Anniversary, the changed charge will apply beginning on the following Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which this Rider is terminated pursuant to Section VI of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and this Rider terminates within [30] days of such change, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charges will be deducted from the PBA Investment Options and the ATP Investment Option on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options and the ATP Investment Option, any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special Dollar Cost Averaging designated for the PBA Investment Options.

On the No Lapse Guarantee Transaction Date described in Section II. E of your GMIB Rider, the charge for this benefit terminates. ]

[Terms and Conditions Applicable to your Guaranteed Minimum Death Benefit (GMDB) Rider. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1.	The “Greater of” Death Benefit Rider’s Death Benefit (Section I, third and fifth paragraphs)

The GMDB under the Contract will be the greater of the Annual Rollup to Age [85] Benefit Base or the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Protected Benefit Account Value, operation of the Annual Rollup to Age [85] Benefit Base and the HAV Benefit Base, the Effect of Withdrawals on your Benefit Bases, the cost of this Rider and how this Rider may terminate are described below.

Your Death Benefit amount under this Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under this Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under this Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II, C)

Your GMDB Benefit Base is the greater of the Annual Rollup to Age [85] Benefit Base (“Rollup Benefit Base”) and the HAV Benefit Base. Your benefit base stops rolling up and ratcheting on the Contract Date Anniversary following your [85th] birthday. Your initial Rollup Benefit Base and HAV Benefit Base are each equal to your initial Contribution or transfer, whichever comes first, to the PBA. Thereafter, each Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the PBA, and each Benefit Base is adjusted for withdrawals. The way we calculate your Rollup Benefit Base and HAV Benefit Base is more fully described below.

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3.	Annual Adjustment of the GMDB Rollup Benefit Base with the Annual Rollup Amount (Section II. C.5.)

Your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

(i)	the GMDB Rollup Benefit Base at the beginning of the Contract Year; plus

(ii)	Contributions and transfers to the PBA during the Contract Year; minus

(iii)	any adjustments for Excess Withdrawals (defined below) from the PBA during the Contract Year, [minus

(iv)	the dollar amount of any required minimum distribution withdrawals (“RMD Withdrawal”) (defined below) in excess of your remaining AWA taken through our Automatic RMD Withdrawal Service from your PBAV during the Contract Year to the extent such withdrawals exceed your AWA from the PBA during the Contract Year;] plus

(v)	the Annual Rollup Amount for the Contract Date Anniversary reduced by the dollar amount of total withdrawals, up to your AWA as described in the GMIB Rider.

“Excess Withdrawal” means any withdrawal or portion of a withdrawal taken from the PBA during a Contract Year that, together with all other amounts withdrawn from the PBA during that year, causes the total of such withdrawals to exceed the AWA. An Excess Withdrawal may reduce future benefits by more than the dollar amount of the withdrawal(s).

4.	Annual Adjustment of the GMDB Rollup Benefit Base with the Deferral Bonus Rollup Amount (Section II. C.5.)

Prior to taking a withdrawal under your Contract from the PBA, instead of the adjustment described above, your GMDB Rollup Benefit Base is adjusted on each Contract Date Anniversary to equal:

(i)	the GMDB Rollup Benefit Base at the beginning of the Contract Year, plus

(ii)	Contributions and transfers to the PBA during the Contract Year, plus

(iii)	the Deferral Bonus Rollup Amount for the Contract Date Anniversary.

Once a withdrawal is made under your Contract from the PBA, no Deferral Bonus Rollup Amount adjustment is made to your GMDB Rollup Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your GMDB Rollup Benefit Base will be done according to the provision in C.5. above.

5.	Annual Reset of the Rollup Benefit Base (Section II, C.7.)

As described in your GMIB Rider, you may elect to reset your GMIB Benefit Base. If you have so elected to reset such GMIB Benefit Base, until the Contract Date Anniversary following your [85th] birthday, the Rollup Benefit Base under this Rider will reset automatically to the PBAV.

6.	The Cost of This Rider (Part IV)

The current charge for this Rider is [1.00%] of the GMDB Benefit Base. This charge is based on the greater of the Rollup and the HAV Benefit Bases on your Contract Date Anniversary. The maximum charge for this benefit is [2.00%] of the Rider’s Benefit Base on your Contract Date Anniversary. Any change in the charge will be within the range of the current and maximum charge for this Rider. We may change the charge for this benefit after completion of [two] Contract Years. [Any change in the charge will not exceed [0.10]% of the GMDB Benefit Base on your Contract Date Anniversary, per Contract Year.] We will provide you a minimum of at least [30] days advance notice of any change to the Rider charge. If we change the charge for this Rider, you may elect to terminate the Rider by submitting a written request to our

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Processing Office no later than [30] days after the Rider charge change is announced. This is referred to as the [30] Day Rider Drop Period. The changed charge will apply beginning on the Contract Date Anniversary immediately following the effective date of the change. If the effective date of the changed charge is within [30] days of your Contract Date Anniversary, the changed charge will apply beginning on the following Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBA on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge on the transaction date for the portion of any Contract Year in which this Rider is terminated pursuant to Section V. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract. If the Rider charge changes and this Rider terminates within the [30] Day Rider Drop Period, the current Rider charge will apply, otherwise, the new Rider charge will apply.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special Dollar Cost Averaging designated for the PBA Investment Options.]

[Terms and Conditions Applicable to your Guaranteed Minimum Death Benefit (GMDB) Rider. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1.	The “Highest Anniversary Value to Age [85]” Death Benefit Rider’s Death Benefit (Section I, third and fifth paragraphs)

The GMDB under the Contract will be the (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of this Rider and how this Rider may terminate.

Your Death Benefit amount under this Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under this Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under this Rider and the Investment Account Value.

2.	Your GMDB Benefit Base is the HAV Benefit Base (“Highest Anniversary Value Benefit Base”). Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA Investment Options. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described below.

On each Contract Date Anniversary up to the Contract Date Anniversary following your [85th] birthday, if the PBAV is greater than the current HAV Benefit Base, the HAV Benefit Base is reset to equal the PBAV.

3.	The Cost of This Rider (Section V)

The charge for this benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBA Investment Options on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section VI. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

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The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special Dollar Cost Averaging designated for the PBA Investment Options.]

[Terms and Conditions Applicable to your Guaranteed Minimum Death Benefit (GMDB) Rider. You have elected this Rider with the GMIB Rider. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1.	The “Highest Anniversary Value to Age [85]” Death Benefit Rider’s Death Benefit (Section I, third and fifth paragraphs).

The GMDB under the Contract will be the Highest Anniversary Value to Age [85] (“HAV”) Benefit Base. The Rider describes the operation of the HAV Benefit Base, the Effect of Withdrawals on your Benefit Base, the cost of this Rider and how this Rider may terminate.

Your Death Benefit amount under this Rider is determined by comparing the Protection with Investment Performance Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under this Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under this Rider and the Investment Account Value.

2.	GMDB Benefit Base (Section II C. and Section III).

Your GMDB Benefit Base is the HAV Benefit Base. Your initial HAV Benefit Base is equal to your initial Contribution or transfer to the PBA. Thereafter, the Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer from an IA Investment Option to a PBA Investment Option, and the Benefit Base is adjusted for withdrawals. The way we calculate your HAV Benefit Base is described below.

On each Contract Date Anniversary up to the Contract Date Anniversary following your [85th] birthday, if the PBAV is greater than the current HAV Benefit Base, the HAV Benefit Base is reset to equal the PBAV.

3.	Effect of Withdrawals on your Highest Anniversary Value Benefit Base (Section IV).

The HAV Benefit Base will be reduced by withdrawals from the PBA Investment Options. [During each Contract Year, [prior to completion of [one] Contract Year[s],] your HAV GMDB will be reduced on a pro-rata basis.]

[[After completion of your [first] Contract Year], your HAV Benefit Base will be reduced by the dollar amount of any withdrawal as long as the sum of your withdrawals in that Contract Year does not exceed your Annual Withdrawal Amount (“AWA”), as described in your Guaranteed Minimum Income Benefit (“GMIB”) Rider. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed your AWA, the portion of that withdrawal that exceeds your AWA and any subsequent withdrawals in that Contract Year will cause a pro-rata reduction of the HAV Benefit Base.]

[The following sentence describing required minimum distribution treatment will appear if applicable.] [RMD Withdrawals made under our Automatic Withdrawal Service will reduce the HAV Benefit Base by the dollar amount of such withdrawal.]

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Notwithstanding the above two paragraphs, if you terminate your GMIB Rider prior to the termination of this Rider, your HAV Benefit Base will be reduced by all withdrawals, [including any required minimum distribution withdrawals] on a pro-rata basis, beginning on the transaction date of the GMIB Rider termination.

4.	The Cost of This Rider (Section V)

The charge for this benefit is [0.35%] of the HAV Benefit Base. This charge is based on the HAV Benefit Base on your Contract Date Anniversary.

We will determine and deduct the above charge annually from your PBAV on each Contract Anniversary for which the Rider is in effect. We will deduct the above charges for the portion of any Contract Year in which this Rider is terminated pursuant to Section VI. of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section 5.02 of the Contract.

The above charge will be deducted from the PBA Investment Options on a pro-rata basis. If there is insufficient value or no value in the PBA Investment Options any remaining portion of the charge or the total amount of the charge, as applicable, will be deducted from the portion of the Account for Special Dollar Cost Averaging designated for the PBA Investment Options.]

[Terms and Conditions Applicable to your Guaranteed Minimum Death Benefit (GMDB) Rider. Please read the Rider for the complete provisions shown below.

Your GMDB Rider is effective as of the Contract Date.

1.	The “Return of Principal” Death Benefit Rider’s Death Benefit (Section I, first paragraph)

Your GMDB Benefit Base is used to determine your GMDB described below. Your GMDB Benefit Base is equal to: 1) your initial Contribution and Subsequent Contributions to the PBA Investment Options as described in Part III of your Contract (“Contributions and Allocations”), and 2) amounts transferred, as described in Part IV of your Contract (“Transfers Among Investment Options”) from an IA Investment Option to a PBA Investment Option, less any deductions that reflect withdrawals. While this Rider is in effect, once amounts are allocated or transferred to the PBA Investment Options, they may be transferred only among these Options.

Your Death Benefit amount under this Rider is determined by comparing the Protected Benefit Account Value on the Payment Transaction Date to the Guaranteed Minimum Death Benefit on the date of death of the Owner. The greater amount is payable as the Death Benefit under this Rider. The Death Benefit under the Contract is equal to the sum of the Death Benefit under this Rider and the Investment Account Value.

2.	The Cost of This Rider (Section II)

[There is no charge for this benefit.]]

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